Unlocking Epigenetic Therapeutics to Revolutionize Medicine February 2023 Exhibit 99.1

Disclaimer This presentation and various remarks we make during this presentation contain forward-looking statements of DURECT Corporation ("DURECT," the "Company," "we," "our" or "us") and its collaborative partners within the meaning of applicable securities laws and regulations, including statements with respect to products in development, anticipated product benefits, anticipated product markets, clinical trial results and plans, DURECT’s future business plans and projected financial results and DURECT’s emergence as an innovative biopharmaceuticals company. These forward-looking statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, DURECT’s (and that of its third-party collaborators’, where applicable) abilities to successfully enroll and complete clinical trials, complete the design, development, and manufacturing process development of the product candidates, obtain product and manufacturing approvals from regulatory agencies, manufacture and commercialize the product candidates, and achieve marketplace acceptance of the product candidates, as well as DURECT’s ability to fund its growth and operations. Further information regarding these and other risks is included in DURECT's most recent Annual or Quarterly Report on Form 10-K or 10-Q, respectively, filed with the SEC under the heading “Risk Factors.” DURECT is under no duty to update any of these forward-looking statements after the date of this presentation to conform these statements to actual results or revised expectations, except as required by law. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Subsequent events and developments may cause DURECT’s expectations and beliefs to change. Certain data in this presentation are based on cross-study comparisons and are not based on any head-to-head clinical trials. Cross-study comparisons are inherently limited and may suggest misleading similarities or differences. This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. Any offer of securities will only be made pursuant to a registration statement (including a base prospectus) and prospectus supplement filed with the U.S. Securities and Exchange Commission ("SEC"), copies of which may be obtained for free by visiting EDGAR on the SEC website of www.sec.gov or by contacting the Company by telephone at (408) 777-1417. Before you invest, you should read the base prospectus in the registration statement, the related prospectus supplement and the documents incorporated by reference in each of them for more complete information about the Company and any potential offering.

Company Highlights Harnessing the power of epigenetic regulation Larsucosterol: Potential first-in-class treatment for AH Potential pivotal trial ongoing; data expected in 2H 2023 Compelling Phase 2a data in AH Significant unmet need in AH – no approved therapy POSIMIR® launched in September 2022 AH = Alcohol-associated hepatitis

Late Stage Pipeline Addressing Potentially Large Market Opportunities Program Indication Phase 1 Phase 2 Phase 3 Approved Status Epigenetic Regulator Program Larsucosterol (DUR-928) Alcohol-Associated Hepatitis (AH) Enrolling Phase 2b AHFIRM Trial Topline data expected 2H 2023 Non-Alcoholic Steatohepatitis (NASH) Positive Phase 1b topline data Partnered Program POSIMIR® (bupivacaine solution) Post-surgical pain1 U.S. rights licensed to Innocoll Launched in September 2022 1 Indicated for post-surgical analgesia for up to 72 hours following arthroscopic subacromial decompression

Larsucosterol Overview

Lead Compound in DURECT's Epigenetic Regulator Program

Modulator of DNA methylation

- New class of therapeutics
- Endogenous sulfated oxysterol
- Highly conserved across all 7 species studied to date

Clinical safety

- Well tolerated at all doses
- More than 350 subjects dosed in multiple completed Phase 1 & 2 studies



Larsucosterol
5-cholesten-3β, 25-diol 3-sulfate (25HC3S)

Role in cellular functions

- Stabilizes mitochondria
- Reduces lipotoxicity
- Reduces inflammation
- Improves cell survival and tissue regeneration

Broad therapeutic potential

- MOA[1] supports investigating larsucosterol for the treatment of multiple acute organ injury and chronic diseases
- Phase 1b NASH data suggest broad activity

[1]MOA = Mechanism of Action

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Larsucosterol Potential in Alcohol-associated Hepatitis

What is Alcohol-associated Hepatitis?

- A subset of alcohol-associated liver disease (ALD)
- May occur suddenly after binge drinking episode
- Characterized by jaundice and severe inflammation – indicative of SIRS (Systemic Inflammatory Response Syndrome)
- SIRS causes a sepsis-like state that may progress to multi-organ failure and ultimately death
- 28-day mortality rate: ~26%[1]
- 90-day mortality rate: ~30%[1]


Neutrophilic Inflammation
Fat globules
Ballooning Degeneration

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Reference:
[1] Hughes E, Hopkins LJ, Parker R (2018). PLoS ONE 13(2): e0192393

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AH Lacks Effective Treatment Options with No Approved Therapy

- Corticosteroids used off label despite no long-term survival benefit and increased risk of infection[1]
  - Fewer than 50% of AH patients are eligible for corticosteroids[2]
- Stopping alcohol consumption is not sufficient in many patients[3]
- Liver transplants becoming more common for AH[4]
  - Insufficient organs to treat all patients
  - Life-altering procedure requires lifelong immunosuppression
  - Liver transplant costs >$875,000[5]
- **Larsucosterol could be the first drug approved for AH**


C One-Year Survival in All Groups[1]
Proportion Surviving
1.0
0.9
0.8
0.7
0.6
0.5
0.4
0.3
0.2
0.1
0.0
0
60
120
180
240
300
360
420
Days since Start of Treatment
Placebo–placebo
Prednisolone–placebo
Pentoxifylline–placebo
Prednisolone–pentoxifylline

No. at Risk							
Placebo–placebo	272	199	159	142	121	104	89
Prednisolone–placebo	274	182	139	116	102	91	84
Pentoxifylline–placebo	271	178	133	119	104	95	83
Prednisolone–pentoxifylline	272	201	157	137	115	101	84

"There's a clear lack of treatment options out there – prednisolone doesn't work; we're still giving it because that's what we've been taught to do … I'd want to see something that works that isn't a steroid, doesn't cause infection, and doesn't need to be taken every day" – Gastroenterologist

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References:
1. Thursz M, et al. 2015, *NEJM*, 372: 1619-1628; 2Singal AK, et al. 2018, J Hepatol, 69: 534-543; 3 Singal AK, et al. 2014, Clin Gastroenterol Hepatol., 12:555-564; 4Bitterman T et al. 2021, JAMA Network, 4(7):e2118713; 5Bentley TS and Ortner NJ 2020, U.S. organ and tissue transplant: cost estimates, discussion, and emerging issues (Milliman Research Report, 2020)

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AH Imposes High Economic Burden on Healthcare System

- ~158,000 U.S. hospitalizations per year[1]
- AH hospitalizations increased by approximately 4.8% per year between 2015 and 2018[2]

Each hospitalization episode with AH diagnosis for patients who:	Average length of stay[2]	Average total charges during hospital stay[2]
Died during the hospitalization	9 days	$147,000
Were discharged	6 days	$53,000

- 86% of hospitalized AH patients are insured[2]

References:
[1] https://www.hcup-us.ahrq.gov/db/nation/nis/nisdbdocumentation.jsp;
[2] Marlowe, N., Lam, D., Krebs, W., Lin, W. & Liangpunsakul, S. (2022) Prevalence, co-morbidities, and in-hospital mortality of patients hospitalized with alcohol-associated hepatitis in the United States from 2015 to 2019. Alcoholism: Clinical and Experimental Research.

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Larsucosterol Phase 2a Trial in AH

Larsucosterol: Summary of Phase 2a Trial in AH Patients received up to two doses of larsucosterol on Day 1 and Day 4 (if still hospitalized) Multiple dose levels studied: 30mg, 90mg and 150mg Showed improvement in key biomarkers and prognostic indicators Reduction in bilirubin and Model for End-stage Liver Disease (MELD) scores 89% response rate based on prognostic indicator of mortality (Lille score) Well tolerated across all dose levels with no drug-related SAEs Oral late-breaking presentation delivered by Dr. Tarek Hassanein1 Selected for ‘Best of The Liver Meeting’ summary slide presentation in the alcohol-related liver disease category 100% Survival (19/19) in Open Label Phase 2a Trial in Patients with Moderate to Severe AH References: 1 Hassanein T, et al. Safety and efficacy of DUR‑928: A potential new therapy for acute alcoholic hepatitis. Late-breaking oral presentation at 70th Annual Meeting of the American Association for the Study of Liver Diseases: The Liver Meeting™, 2019

Phase 2a: Majority of Patients Discharged After One Dose Potential Pharmacoeconomic Benefit as Measured by Time to Discharge Number (%) of patients who were discharged in ≤ 4 days after receiving a single dose of larsucosterol All patients (n=19) 14/19 (74%) Severe patients (MELD 21-30) (n=12) 8/12 (67%)

Phase 2a: Reduction in Bilirubin & MELD Across Patient Categories More Pronounced Effect in Patients with Higher Bilirubin One of 19 patients did not return for the follow-up visits on Day 7 and Day 28; all data were analyzed based on those who completed visits.

Phase 2a: Lille Score Provides Strong Signal for Survival Composite score that determines response to treatment and risk of death Larsucosterol treatment resulted in 89% (16/18) response rate by Lille Score (< 0.45) 85% Survival 25% Survival 1Louvet, A et al. Hepatology 2007; 45:1348-1354. 2n=18 ; one patient did not return for the day 7 visit. larsucosterol larsucosterol larsucosterol Larsucosterol2 Survival Probability by Lille Score1

Phase 2a: Lille Score Comparison to UL Historical Control Larsucosterol treatment had 76% lower median Lille score vs. matched historical control 0.45 0.45 Larsucosterol2 larsucosterol larsucosterol Larsucosterol larsucosterol 1Anonymized data provided by Dr. Craig McClain from the University of Louisville (UL) from his separate Trial, in which 16 AH patients with initial MELD scores ranging from 15-30 received either supportive care alone (n=9) or supportive care with corticosteroids (n=7). Provided as historical control data. 2n=18 ; one patient did not return for the day 7 visit. Non-head-to-head comparison. Results of a head-to-head comparison may differ significantly from those set forth herein.

Phase 2a: Larsucosterol Was Well Tolerated Across All Doses No Serious Adverse Events attributed to trial drug No discontinuations, early withdrawal or termination of trial drug or trial participation due to AEs Adverse events possibly related to larsucosterol: 1 occurrence each of moderate generalized pruritus, mild rash, & grade 2 ALP

Larsucosterol AHFIRM Trial Phase 2b Trial in Alcohol-associated Hepatitis to Evaluate SaFety and EffIcacy of LaRsucosterol TreatMent

Larsucosterol: Potential to be First Approved Therapy for AH AHFIRM: Phase 2b double-blind, placebo-controlled efficacy trial in 300 severe AH patients Expect to complete enrollment in Q2 2023 with topline data in 2H 2023 Primary endpoint is reduction in mortality or liver transplant at 90 days Potential NDA filing subject to achievement of primary endpoint 42% of new drugs launched in the U.S. in 2018 were approved based on single trial1 Previously granted Fast Track Designation Positive Phase 2a Data Led to Ongoing AHFIRM Trial References: 1 IQVIA Institute, Mar 2019

AHFIRM Trial Design Leverages Lessons from Phase 2a Trial Aim: Demonstrate Safety and Efficacy in Severe AH 4-Day Treatment Study Design2 Screening Period 30 mg larsucosterol 90 mg larsucosterol Placebo Severe AH patients with MDF1 score ≥ 32 and MELD score 21-30 300 subjects in three groups in a 1:1:1 ratio Dose 1 Key Inclusion Criteria Follow-up Period Dose 2 (If still hospitalized) Day 90 Mortality or Liver Transplant 1 Maddrey’s Discriminant Function 2All patients receive supportive care, which for placebo patients may include methylprednisolone capsules at the investigators’ discretion. In order to maintain blinding, patients in the two larsucosterol arms receive matching placebo capsules if the investigator prescribes steroids.

Lille Score Comparison vs. Historical Control in Severe AH

Larsucosterol AHFIRM doses (30mg & 90mg) produced lower Lille scores in Phase 2a vs. historical control (corticosteroids)

- U. of Louisville AH patients in a contemporaneous trial who received corticosteroids for 28 days
- Larsucosterol (30 mg or 90 mg dose) treated severe AH patients from Phase 2a trial

Baseline AH Severity	Steroid (n=13)	Larsucosterol (n=8)
Mean Baseline MELD (Severe AH ≥ 21)	24.5	24.5
Mean Baseline MDF (Severe AH ≥ 32)	63.0	61.3

Well-matched **severe** AH patients in the two treatment arms


Treatment Groups - Lille score
1.5
1.0
0.5
0.0
*
Steroid
DUR928
AH patients

References:
McClain, et. al., "DUR-928 Therapy for Acute Alcoholic Hepatitis: A Pilot Trial" AASLD The Liver Meeting poster presentation, 11/10/2019. The steroid group in the above graph includes the 7 severe AH patients treated with steroids from the UL group shown in the MELD vs Lille graph plus an additional 6 severe AH patients subsequently treated in the UL study. Non-head-to-head comparison. Results of a head-to-head comparison may differ significantly from those set forth herein.

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POSIMIR® (bupivacaine solution)

POSIMIR® (bupivacaine solution) for infiltration use FDA approved in arthroscopic subacromial decompression Exclusive U.S. license to Innocoll Pharmaceuticals – launched in September 2022 Earned $10 million in milestones during Q3 2022 based on recent patent issuance and first commercial sale Additional future milestones of up to $122 million, plus low double-digit to mid-teen royalties Up to 72 hrs of Non-Narcotic Post-Operative Pain Reduction Utilizing SABER® Technology For full prescribing information including Boxed Warning, see www.posimir.com.  POSIMIR is a trademark of Innocoll Pharmaceuticals in the US and DURECT Corp. ex-US; SABER is a trademark of DURECT Corp.

Financial Overview and Summary

Financial Overview Nasdaq DRRX Market Cap $158.6 MM1 Shares O/S 22.8 MM2 Cash & Cash Equivalents $43.6 MM2 Debt $21.2 MM2 Federal NOLs $352 MM3 1 As of January 11, 2023 2 As of December 31, 2022 3 As of December 31, 2021 Cupertino, CA headquarters

Larsucosterol – Positioned for Success in AH

Robust Phase 2b Trial w/ Registration Potential

- Global, randomized, double-blind, placebo-controlled efficacy trial
- 300 patient, 3 arm trial
- Clearly-defined patient population
- Straightforward endpoint
- Well positioned to show potential clinical benefit
- Fast Track Designation

Clinical Efficacy Demonstrated in Phase 2a Trial

- 100% 28-day survival
  - 20-26% historical mortality rate at 28 days[1]
- 74% of patients discharged in ≤ 4 days after 1 dose
- 67% of severe patients discharged in ≤ 4 days after 1 dose

Clinical Safety

- Well tolerated
- No drug-related SAEs
- No discontinuations
- More than 350 patients dosed in multiple Phase 1 & 2 trials
- Multiple dose levels studied (30mg, 90mg, 150mg)

Clinically Relevant Mechanism of Action

- Upregulation of DNMTs differentiates AH from other liver diseases
- Larsucosterol inhibits DNMT activity
- Protective against multi-organ failure in multiple nonclinical models

Enrollment completion anticipated in 2Q23 with topline data expected in 2H23

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References:
[1] Hughes, et al., 2018, PLOS ONE

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Appendix

Inhibition of DNMT-1, 3a & 3b Aligns with AH References: Wang Y et al. 2021, Journal of Lipid Research, 62:1-14 Note: in this paper, larsucosterol is referred to as 25HC3S Argemi et al. 2019. Nature Communications, 10: 3126 Liver samples from patients with severe AH have increased expression of DNMT-1 & 3a